UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2015

EMBASSY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-53528	26-3339011
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 Gateway Drive, Suite 100
Bethlehem, PA	18017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 882-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Director or Certain Officers; Election of Directors; appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Embassy Bancorp, Inc. is saddened to report that Director Robert “Bert” Daday passed away on November 25, 2015.  Mr. Daday served as a member of the Board of Directors of Embassy Bancorp, Inc. since its formation in 2008, and served as a member of the Board of Directors of its primary operating subsidiary, Embassy Bank for the Lehigh Valley, since its founding in 2001.

A retired PPL executive and lifelong resident of the Lehigh Valley, Mr. Daday participated on the boards of such organizations as the Lehigh Valley Partnership, where he was Secretary Emeritus, Lehigh Valley International Airport, Lehigh Valley Economic Development Corporation, Lehigh Valley Business Education Partnership, and the Commonwealth of Pennsylvania State Transportation Commission.

Embassy Bancorp, Inc. benefited greatly from the unique insight offered by Mr. Daday, acquired through his vast business experience and intimidate knowledge of the Lehigh Valley business community.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Embassy Bancorp, Inc.

Date: December 1, 2015	By:	/s/ David M. Lobach, Jr.
Name: David M. Lobach, Jr.
Title: President and Chief Executive Officer